PURCHASE AGREEMENT


                          DATED AS OF DECEMBER 31, 1996


                                     Between


                         GSSW-REO OWNERSHIP CORPORATION,


                            GSSW LIMITED PARTNERSHIP


                                       and


                           SOUTHWEST ASSOCIATES, L.P.


                                 With Respect to


        All of the General Partnership and Limited Partnership Interests
                         of certain Limited Partnerships

                               PURCHASE AGREEMENT


     This Purchase Agreement ("Agreement") is made and entered into this 31st day of December, 1996, by and between SOUTHWEST ASSOCIATES, L.P., a Delaware limited partnership or its designee (the "Purchaser") and GSSW Limited Partnership, a Texas limited partnership (the "Company") and GSSW-REO Ownership Corporation, a Texas corporation ("GSSW-REO") (sometimes collectively referred to as the "Seller").

                            Introductory Provisions:

     The following provisions are true and correct and form the basis for and are a part of this Agreement:

     A. GSSW-REO owns one hundred percent (100%) of the general partnership interests (the "General Partnership Interests") of each of the Property Partnerships (as hereinafter defined), which General Partnership Interests represent one percent (1%) of the legal and equitable ownership interests in each of the Property Partnerships.

     B. The Company owns one hundred percent (100%) of the limited partnership interests (the "Limited Partnership Interests") of the Property Partnerships, which Limited Partnership Interests represent ninety-nine percent (99%) of the legal and equitable ownership interests in each of the Property Partnerships.

     C. Seller desires to sell to Purchaser and Purchaser desires to purchase from GSSW-REO and the Company, the General Partnership Interests and the Limited Partnership Interests, respectively, on the terms and subject to the conditions and other provisions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     The capitalized terms used herein will have the following meanings.

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person.

     "Agreement" shall mean this Purchase Agreement, together with the exhibits attached hereto and the Disclosure Schedule.

     "Allocated Price" shall mean with respect to each Property the portion of the Purchase Price allocated with respect to such Property as shown on Exhibit "B" hereto.

     "Assets and Properties" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person (directly or indirectly), including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, goodwill, and going-concern value.

     "Assignment  of  Partnership   Interests"   shall  mean  an  Assignment  of
Partnership Interests in form and substance as set forth on Exhibit "A" attached hereto.

     "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to Section 9.2 hereof, enclosing a copy of all papers served, if any.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in Section 2.3 hereof.

     "Closing Date" shall mean December 31, 1996.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean GSSW Limited Partnership, a Texas limited partnership.

     "Company's Knowledge" shall mean the current actual knowledge of Thomas W. Sabin, Jr., Robert J. Graham and J. Kevin Rucker without any duty of inquiry or investigation.

     "Contract" shall mean any written agreement, Lease, license, sublicense, promissory note, evidence of indebtedness, guaranty (directly or indirectly) of indebtedness, or other contract or commitment.

     "Control" shall mean the power to elect a majority of the board of directors or other governing body of any such Person or otherwise manage, direct or govern the business operations or policies of such Person.

     "Damages" shall mean any and all monetary damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or other extra contractual damage amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, appraisers and other experts).

     "Disclosure Schedule" shall mean the disclosure schedule dated the date hereof furnished by the Seller to the Purchaser and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

     "Environmental Laws" shall mean without limitation (a) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended ("RCRA") (42 U.S.C. Section6901 et seq.), (b) the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended ("CERCLA") (42 U.S.C.
Section 9601 et seq.), (c) the Clean Water Act, as now or hereafter amended ("CWA") (33 U.S.C. Section 1251 et seq.), (d) the Toxic Substances Control Act, as now or hereafter amended ("TSCA") (15 U.S.C. Section 2601 et seq.), (e) the Clean Air Act, as now or hereafter amended ("CAA") (42 U.S.C. Section 7401 et seq.), (f) all regulations promulgated under any of the foregoing, (g) any local, state or foreign law, statute, regulation or ordinance analogous to any of the foregoing, and (h) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any Hazardous Materials.

     "Environmental Noncompliance" shall mean, but is not limited to: (a) the Release of any Hazardous Material into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any Environmental Law; (b) any noncompliance of physical structure, equipment, process or premises with the requirements of building or fire codes, zoning or land use regulations or ordinances, conditional use permits and the like; (c) any noncompliance with federal, state or local requirements governing occupational safety and health; (d) any operations, procedures, designs, and the like at or on any Property which do not conform to the statutory or regulatory requirements of any Environmental Law (including land use regulations and ordinances) intended to protect public health, welfare and the environment; (e) the failure to have obtained permits, licenses, variances or other authorizations of any Governmental Authority necessary for the legal use and/or operation of any equipment, process, or any activity at any Property; and (f) the operation and/or use of any process or equipment in violation of any permit condition, schedule of compliance, administrative or court order and the like, as any of the foregoing may be applicable to any Property.

     "Environmental Reports" shall mean certain Phase I environmental reports prepared by environmental consultants covering each of the Properties as more fully shown on Section 3.1(s) of the Disclosure Schedule.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

     "GSSW-REO" shall mean GSSW-REO Ownership Corporation, a Texas corporation.

     "General Partnership Interests" shall have the meaning set forth in Introductory Provision A herein.

     "Governmental Authority" shall mean any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, departmental or otherwise) whether now or hereafter in existence.

     "Ground Lease" shall mean that certain Lease made as of January 22, 1971, by and between Darrell A. Slack and Ida S. Slack as landlord and APCO NO. 1, a limited partnership, as tenant, the leasehold interest of which was acquired by Woodberry Forest-REO, L.P.

     "Hazardous Materials" shall mean any substance, product matter, material, waste, solid, liquid, gas, or pollutant, the generation, storage, disposal, handling, recycling, release (or threatened release), treatment, discharge, or emission of which is regulated, prohibited, or limited under any Environmental Law and shall also include, without limitation, (a) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbons, including any additives or other by-products associated therewith, (b) asbestos and asbestos-containing materials in any form, (c) polychlorinated biphenyls, (d) any substance the presence of which on any Property (i) requires reporting or remediation under any Environmental Law; (ii) causes or threatens to cause a nuisance on any Property or poses or threatens to pose a hazard to the health or safety of persons on any Property; or (iii) which, if it emanated or migrated from any Property, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property, (e) radon, (f) urea formaldehyde foam insulation, and (g) underground storage tanks, whether empty, filled or partially filled with any substance.

     "Indemnified Party" shall mean a person or entity claiming indemnification under ARTICLE IX hereof.

     "Indemnifying Party" shall mean a person or entity against whom claims of indemnification are being asserted under ARTICLE IX hereof.

     "IRS" shall mean the United States Internal Revenue Service.

     "Law" shall mean all laws, statutes, ordinances, rules, decrees and regulations of the United States of America or any state, commonwealth, city, county, municipality or department thereof, including without limitation the Americans with Disabilities Act.

     "Leases" shall mean all leases, subleases, licenses or other agreements for the use or occupancy of all or any part of any Property.

     "Lien" shall mean any mortgage, pledge, assessment, security interest, Lease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing other than Permitted Exceptions.

     "Limited Partnership Interests" shall have the meaning set forth in Introductory Provision B herein.

     "Material Adverse Effect" shall mean any effect that is materially adverse to the validity or enforceability of this Agreement, the ability of Seller or Purchaser, as the case may be, to perform its obligations under this Agreement or the business or condition of the Company, GSSW-REO and the Property Partnerships, or any Property individually or taken as a whole.

     "Mortgage Liens" shall mean the liens created under the deeds of trust and mortgages more particularly described on Section 2.2 to the Disclosure Schedule and securing certain indebtedness as more particularly identified thereon.

     "Notification" shall mean any summons, citation, directive, order, claim, litigation, pleading, investigation, proceeding, judgment, letter, or any other written communication from any Governmental Authority, any entity or any individual, concerning any intentional or unintentional act or omission which has resulted in or which may result in any Environmental Noncompliance.

     "Partnership Interests" shall mean the Limited Partnership Interests and the General Partnership Interests.

     "Permits"  shall  mean  all  permits,  consents,  licenses,   certificates,
approvals, registrations, and authorizations which are required by any Law for operation of any Property.

     "Permitted Exceptions" shall mean the Permitted Liens and any and all other
restrictions,   easements,   encumbrances  and  other  exceptions   approved  by
Purchaser.

     "Permitted Liens" shall mean with respect to each Property (a) the Mortgage Liens, (b) any lien for real property Taxes, assessments, and other governmental charges that are not due and payable, and (c) all of the matters listed on the Title Information.

     "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

     "Property" shall mean the real property and improvements thereon, if any, owned by a Property Partnership as more fully described in Exhibit "C" attached hereto.

     "Property Partnership" shall mean each limited partnership owner of a Property as identified on Exhibit "D" attached hereto.

     "Property Partnerships' Partnership Agreements" shall mean the limited partnership agreements and the certificates of limited partnership of each of the Property Partnerships as each are included in Section 3.1(d) of the Disclosure Schedule.

     "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

     "Purchaser" shall mean Southwest Associates, L.P., a Delaware limited partnership.

     "Purchaser's Knowledge" shall mean the current actual knowledge of Steve Galiotos, Jeffrey L. Goldberg and Thomas J. Saylak without any duty of inquiry or investigation.

     "Purchaser-Related Persons" shall mean Purchaser, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of any such Persons.

     "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining, or dumping of any Hazardous Material. This term shall be interpreted to include both the present and past tense, as appropriate.

     "Seller" shall mean the Company and GSSW-REO.

     "Seller-Related Persons" shall mean Seller, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of any such Persons.

     "Seller's Tax Return" shall mean all appropriate and necessary Federal, state and other applicable Tax Returns which include, on a consolidated or any other reporting basis, the results of operations of the Company, GSSW-REO and each of the Property Partnerships for all taxable periods ending on or before the Closing Date.

     "SWLIC" shall mean Southwestern Life Insurance Company, a Texas life insurance company.

     "Taxes" shall mean all taxes, charges, fees, levies, guaranty fund assessments or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government; and such term shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

     "Tax Returns" shall mean any report, return, or other information required to be supplied by the Company, each Property Partnership, GSSW-REO and of each consolidated or affiliated group of which the Company, each Property Partnership or GSSW-REO has been a part to a taxing authority in connection with Taxes.

     "Title Information" shall mean those matters set forth in Section 3.1(l) of the Disclosure Schedule.

     Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the term "party" means, on the one hand, the Purchaser and, on the other hand, the Seller; (f) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Company which operations and practice are consistent with the prudent operations and practices of Persons engaged in the ownership and operation of real properties similar to the Properties; and (g) all references to "dollars" or "$" refer to currency of the United States of America.


                                   ARTICLE II

                          SALE OF INTERESTS AND CLOSING

     Section 2.1 Purchase and Sale of Interests. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement, the Company and GSSW-REO agree to sell the Limited Partnership Interests and the General Partnership Interests, respectively, to the Purchaser and the Purchaser agrees to purchase the Partnership Interests from the Company and GSSW-REO at the Closing.

     Section 2.2 Purchase Price. The purchase price for the Partnership Interests is $109,218,558.00, plus $7,250,000.00 delivered in escrow pursuant to an Escrow Agreement of event date in relation to the Partnership Interests in GSSW-REO Dallas, L.P., to the extent such Partnership Interests are transferred as provided therein (the "Purchase Price"). At the Closing, the outstanding principal balance (as of the Closing Date) of the indebtedness secured by the Mortgage Liens shall be deducted from the Purchase Price to obtain the cash portion of the Purchase Price, subject to no other adjustment of any kind except as expressly set forth in herein. The cash portion of the Purchase Price shall be payable to the Company and GSSW-REO by the Purchaser at the Closing.

     Section 2.3 Closing.

          (a) The Closing will take place at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, at 10:00 a.m., local time on the Closing Date.

          (b) At the Closing, the Purchaser will (i) pay the cash portion of the Purchase Price to Seller by wire transfer of funds immediately available in Dallas, Texas, to such account or accounts as Seller specifies and (ii) deliver to Seller such documents and instruments required to be delivered by the Purchaser under the terms of this Agreement.

          (c) At the Closing, Seller will deliver to the Purchaser (i) the Assignment of Partnership Interests duly executed by Seller, and (ii) such other documents and instruments required to be delivered by Seller under the terms of this Agreement.

          Section 2.4 Adjustments as of the Closing Date. Rental income from each Property, real and personal property ad valorem taxes, insurance premiums (if and to the extent that policies are continued for periods subsequent to the Closing Date), utility charges, common area maintenance charges and operating charges pursuant to any reciprocal easement agreements or similar agreements, rent and other charges under the Ground Lease, and other operating expenses of each Property, shall be prorated to the Closing Date, based upon actual days involved. Except as set forth in
     Section 2.5 hereof, Seller shall be entitled to receive all cash in the Property Partnerships' accounts on the Closing Date (with the exception of $100 in each Property Partnership account which amount will remain in each account). Notwithstanding the foregoing, all escrow accounts of the Property Partnerships which are maintained in connection with the Mortgage Liens and having an aggregate balance on the Closing Date of $546,298.00 shall remain in place after Closing. Seller shall be responsible for all real and personal property taxes payable by any Property Partnership for any period prior to and including the Closing Date. All accrued charges (including the interest payments on the Mortgage Liens) pursuant to Contracts and utility charges (whether or not service is continued by Purchaser) for periods prior to and including the Closing Date shall be determined as of the Closing Date and paid by Seller ("Accrued Expenses"). Any of such Accrued Expenses for periods prior to and including the Closing Date which have not been paid and are not reflected on the closing statement prepared by Seller and Purchaser as of the Closing Date shall be paid by Seller prior to delinquency (subject to Seller's right to contest same). Seller shall receive all income of the Property Partnerships for the Closing Date and bear all expenses of the Property Partnerships for the Closing Date. No proration shall be made in relation to delinquent rents existing as of the Closing Date, but Purchaser shall make a good-faith attempt to cause each Property Partnership to collect the same for Seller's benefit after the Closing and after first applying any such rental payments so received to rents and late charges and the costs of collection thereof in each case accruing after the Closing Date, the remainder of such collections, if any, shall be remitted to Seller promptly upon receipt by Purchaser (up to the amount of such delinquent rents); provided, however, that nothing contained herein shall be construed to require Purchaser to institute any suit or collection procedure to collect such delinquent rents. Purchaser need not attempt to collect rents that are more than ninety days delinquent and the foregoing obligation of Purchaser to remit any amounts in respect thereof to Seller shall also terminate ninety days after the Closing Date. To the extent that the actual amount of all such charges, expenses and income referred to in this section are unavailable on the Closing Date, the foregoing prorations shall be based on estimates using the most recently available statement for each such item to be prorated (provided that, if the actual amount of real and personal property ad valorem taxes and special assessments for the present tax year are not available, the proration shall be based upon the taxes for the previous tax year) and, if after the Closing Date the actual amount of any such closing proration that was based on an estimate is determined to be more or less than the amount adjusted for at Closing, the parties shall promptly (but no later than the date which is the first anniversary of the Closing Date) adjust such proration. All obligations under Leases with tenants set forth on Exhibit "E" attached hereto, shall remain obligations of the Property Partnership from and after the Closing Date for periods occurring after the Closing Date. Seller shall promptly deliver to Purchaser any monies received by any Seller-Related Persons after the Closing Date that are for the account of Purchaser pursuant to the provisions of this Section 2.4. Purchaser shall promptly deliver to Seller any monies received by any Purchaser-Related Persons after the Closing that are for the account of Seller pursuant to the provisions of this Section 2.4.

     Section 2.5 Security Deposits. All security deposits (including non-refundable pet deposits in the amount of $125,000.00) and any prepayment of rental or other sums attributable to any period beyond the Closing Date, collected (and, except to the extent previously returned to tenants whether presently held) by any Property Partnership under the terms of any Leases shall be offset against the Purchase Price; provided, however, in any instance where state law requires that security deposits be segregated and delivered to the Purchaser, the deposits so held pursuant to such state law together with any interest accrued thereon shall be delivered to Purchaser at the Closing and no such offset against the Purchase Price shall be made with respect to those deposits.

     Section 2.6 Title and Survey Costs. All costs and expenses incurred in connection with this Agreement or the transactions contemplated herein and related to title commitments, title updates, owner and mortgagee policies of title insurance, endorsements, surveys and recording and transfer taxes or similar related charges shall be the sole responsibility of Purchaser.

     Section 2.7 Insurance Deductibles. Seller shall pay to Purchaser within 30 days after notice from Purchaser the amount of any insurance deductibles pursuant to its existing insurance coverages which may be incurred by a Property Partnership in relation to any litigation matter described on Section 3.1(p) of the Disclosure Schedule.

                                   ARTICLE III

             COMPANY'S AND GSSW-REO'S REPRESENTATIONS AND WARRANTIES

     Section  3.1  Warranties  and  Representations  of  the  Company.   Company
represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date that:

          (a) Organization of the Company and Property Partnerships. The Company and each of the Property Partnerships are limited partnerships duly organized and validly existing under the laws of the state set opposite their name on Section 3.1(a) of the Disclosure Schedule and each has the requisite organizational power and authority to carry out its business as presently conducted. The principal place of business of the Company is in Dallas, Texas.

          (b) Authority. The execution and delivery of this Agreement by the Company and each other agreement, instrument, certificate and document to be executed by the Company hereunder and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all necessary partnership action on the part of the Company. This Agreement constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and
     (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

          (c) Partnership Interests.

               (i) The Partnership Interests of the Property Partnerships consist solely of the Limited Partnership Interests which are outstanding and 100% owned legally and beneficially by the Company and the General Partnership Interests which are outstanding and are 100% owned legally and beneficially by GSSW-REO;

               (ii) All of the Limited Partnership Interests are owned by the Company and all of the General Partnership Interests are owned by GSSW-REO and each is free and clear of all Liens, and neither the Limited Partnership Interests nor the General Partnership Interests is the subject of any Contract (other than this Agreement) under which any such Lien might arise. There are no outstanding securities, rights, subscriptions, warrants, options, or Contracts (except for this Agreement) that give any Person the right to purchase or otherwise receive or be issued any partnership interest in the Company or any Property Partnership or any rights to participate in the equity or income of the Company (except for this Agreement and the Partnership Agreement of the Company) or any Property Partnership.

          (d) Partnership Agreements; Approval of Partners. The Property Partnerships' Partnership Agreements are attached in Section 3.1(d) of the Disclosure Schedule and each is an accurate copy of each such agreement. No amendments or modifications have been made to any of such agreements except as shown on and attached in Section 3.1(d) of the Disclosure Schedule. The Company has obtained all necessary approvals from the partners of the Company and the partners of the Property Partnerships to allow the Purchaser to acquire the Partnership Interests on the Closing Date.

          (e) No Conflicts or Violations. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the Company's obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

               (i) violate any term or provision of any Law or any writ, judgment, decree, or injunction applicable to the Company or any Property Partnership, except such violations that do not have a Material Adverse Effect on the Company;

               (ii) conflict with or result in a violation or breach of any of the provisions of the partnership agreement of the Company or any Property Partnership, except such conflicts, violations, or breaches that do not have a Material Adverse Effect on the Company; or

               (iii) conflict with or result in a violation or breach of any Contract to which the Company or any Property Partnership is a party, except such conflicts, violations, or breaches that do not have a Material Adverse Effect on the Company.

          (f) Controlled Entities. Except as shown on Section 3.1(f) of the Disclosure Schedule, the Property Partnerships do not (nor in the past did the Property Partnerships) own (legally or beneficially) or Control (either directly or indirectly) any Person or any other Assets and Properties or conduct or engage (nor in the past did the Property Partnerships conduct or engage) in any other businesses or operations.

          (g) Taxes.

               (i) Except as disclosed in Section 3.1(g)(i) of the Disclosure Schedule, all Federal, state and other applicable Tax Returns required to be filed by or with respect to the Property Partnerships have been filed and all Taxes that are due and payable by the Property Partnership have been paid.

               (ii) Except as shown on Section 3.1(g)(ii) of the Disclosure Schedule no deficiencies for Federal, state or other applicable Taxes have been claimed, assessed or, to Company's Knowledge, proposed against the Company or GSSW-REO by any Governmental Authority. To the Company's Knowledge, except as set forth in Section 3.1(g)(ii) of the Disclosure Schedule, there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Federal, state or other applicable Taxes, and there are no matters under discussion with any Governmental Authorities with respect to Federal, state or other applicable Taxes that could result in an assessment of Federal, state or other applicable Taxes against the Company or GSSW-REO. Audits of Federal, state or other applicable Tax Returns by the relevant taxing authorities have been completed for each period shown on Section 3.1(g)(ii) of the Disclosure Schedule, and, except as shown on Section 3.1(g)(ii) of the Disclosure Schedule, none of the Property Partnerships has been notified that any taxing authority intends to audit a Federal, state or other applicable Tax Return for any other period. Complete copies of all Federal income tax schedules and reports relating to the operation of the Company and each of the Property Partnerships and all reports received by the Company from the IRS relating to examinations thereof have been made available for Purchaser's review.

               (iii) Since its creation each Property Partnership has maintained a status such that each Property Partnership is taxed as a partnership for Federal, state and local tax purposes.

          (h) Compliance With Laws. Except as shown on Section 3.1(h) of the Disclosure Schedule, no Property Partnership (as opposed to the Property owned by such Property Partnership) is in violation of any Law or any writ, judgment, decree, injunction, or similar order applicable to such entity, which violation has or may reasonably be expected to have a Material Adverse Effect.

               (i)  Financial  Statements.  Section  3.1(i)  of  the  Disclosure
          Schedule sets forth (i) the audited consolidated balance sheets and statements of income partners' capital accounts and cash flow as of and for the fiscal year ended 1995 for the Company which includes all assets and liabilities of GSSW-REO and of the respective Property Partnerships as of the date thereof, (ii) the unaudited consolidated balance sheets and statements of income, partners' capital accounts and cash flow statements as of and for the fiscal year ended 1995 for each of the Property Partnerships and (iii) unaudited balance sheets and statements of income, partners' capital accounts and cash flow statements as and for the months ended October 31, 1996 for each of the Property Partnerships (collectively the "Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP and present fairly the financial condition of the Property Partnerships for such periods (including all liabilities or obligations of any kind (whether accrued, absolute, fixed or contingent) of the Property Partnership for such period and no other material liabilities have been incurred for the period commencing November 1, 1996 and ending on the Closing Date other than as set forth on the Disclosure Schedule and there has been no change in the financial condition as reflected therein since the dates of such Financial Statements that would have a Material Adverse Effect.

               (j) Intercompany Liabilities. Except as reflected in the Financial Statements, or except as shown on Section 3.1(j) of the Disclosure Schedule, (i) there are no Liabilities between any Property Partnership and the Company or any other Affiliate of the Company, and
          (ii) neither the Company nor any Affiliate of the Company provides or causes to be provided to the Property Partnerships any products, services, equipment, facilities, or similar items.

               (k) Operations Insurance. Section 3.1(k) of the Disclosure Schedule contains a complete list of all material fire and casualty, liability and other similar insurance Contracts that insure the business, operations or affairs of the Company or any Property Partnership or affect or relate to the ownership, use or operations of the Properties. All such insurance is in full force and effect and to the Company's Knowledge is with financially sound and reputable insurers and, in light of the respective business, operations, and affairs of the Company, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

               (l) Title to Property.

                    (i) Each Property Partnership other than Woodberry Forest-REO, L.P. has good and indefeasible fee simple title to the Property it owns, free and clear of all Liens, conditions, exceptions, or reservations, except the Permitted Exceptions in respect of each such Property.

                    (ii) Woodberry Forest-REO,  L.P. has good leasehold title to the Property known as Woodberry Forest free and clear of all Liens, conditions, exceptions, or reservations, except the Permitted Exceptions in respect of such Property.

                    (iii) With respect to the Ground Lease: (A) such Ground Lease is in full force and effect; (B) the Company has delivered to Purchaser a correct copy of such Ground Lease (including all amendments, modifications and supplements thereto); (C) neither the Company nor the Property Partnership which is a party to such Ground Lease has received any notice of default under such Ground Lease;
               (D) neither the Property Partnership that is a party to the Ground Lease nor to the Company's Knowledge the lessor under the Ground Lease is in default thereunder; and (E) rent and other charges in respect of the Ground Lease have been paid through December 31, 1996.

               (m) Not a Foreign Person. Seller is not a "foreign person" but is a "United States person" as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and Section 1445 and 7701 of the Code; that is to say, Seller is a citizen or resident of the United States, a domestic partnership, a domestic corporation, or an estate or trust which is not a foreign estate or foreign trust within the meaning of Section 7701(a)(31) of the Code.

               (n) No Condemnation. To the Company's Knowledge, there is no pending condemnation proceeding affecting any Property or any portion thereof, and neither Seller nor any Property Partnership has received any written notice of any such proceeding, and neither Seller nor any Property Partnership has received any written notice or has any knowledge that any such proceeding is contemplated.

               (o) No Violations of Law. Except as shown on Section 3.1(o) of the Disclosure Schedule, to the Company's Knowledge, the continued ownership, operation, use, and occupancy of each Property by the respective Property Partnership does not violate any Law. To the Company's Knowledge, there are no violations of any Law affecting any portion of any Property and to the Company's Knowledge, no written notice of any such violation by any Governmental Authority has been received by any Property Partnership.

               (p) No Litigation. Except as shown on Section 3.1(p) to the Disclosure Schedule there is no action, suit, proceeding, arbitration, unsatisfied order or judgment, governmental investigation or claim against or affecting any Property or any portion thereof, or affecting any Property Partnership or relating to or arising out of the ownership, operation, use or occupancy of any Property, pending or being prosecuted before or by any Governmental Authority or otherwise of which Seller has received notice nor, to the Company's Knowledge, is any such action, suit, proceeding, arbitration, unsatisfied order or judgment, governmental investigation or claim threatened or being asserted.

               (q) No Other Contracts. Except for the Permitted Exceptions and as shown on Section 3.1(q) of the Disclosure Schedule, there are no Contracts relating to any Property or any portion thereof.

               (r) No Bankruptcy or Insolvency Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by SWLIC, the Company, GSSW-REO, any Property Partnership or pending against any Property Partnership or any Property.

               (s) Environmental. To the Company's Knowledge, there is no Environmental Noncompliance with respect to any Property, except as shown on the Environmental Reports set forth on Schedule 3.1(s) of the Disclosure Schedule. No Property Partnership has received any Notification from any Governmental Authority alleging any violation of any Environmental Law.

               (t) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company and GSSW-REO directly with Purchaser, without the intervention of any Person on behalf of the Company and GSSW-REO in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission, or similar payment.

               (u) Leases; Rent Rolls. With respect to each Property, a rent roll as of December 24, 1996 is attached as Section 3.1(u) of the Disclosure Schedule and each of such rent rolls is true and complete in all material respects. No tenant at any Property that is multifamily residential property (a "Residential Property") is subject to any rent-control Law. None of the Residential Properties is subject to any Law relating to low-income or moderate-income housing or any rent-subsidy program provided by any Governmental Authority. Except as shown on Section 3.1(u) of the Disclosure Schedule, no rent concession or deferral agreements (whether written or oral) are presently in effect with respect to any tenant of the Residential Properties. With respect to any Property which is a commercial or retail property (a "Commercial Property"), such Commercial Property is not subject to any Lease except as disclosed on the rent roll. The Company has provided Purchaser with true and correct copies of all Leases (including amendments and modifications thereto) relating to such Commercial Properties. There are no outstanding tenant improvement allowances, outstanding leasing commissions or deferred rent abatements for any Commercial Property Leases except as shown on Exhibit "E". The
          Commercial Property Leases are in full force and effect and neither the Company nor any Property Partnership has delivered or received any notice of any default under any such Commercial Property Leases which has not been resolved as of the date hereof.

               (v) Employees; Employment Contracts. Neither the Company, GSSW-REO, nor any Property Partnership (i) has (nor have any of such parties ever had) any employees, (ii) is (nor have any of such parties ever been) a party to or is bound by any collective bargaining agreement or other contract with a labor union, or (iii) has (nor have any of such parties had) any obligations or liabilities arising from or relating to the employment of any individual and did not at any time on or after the effective date of

               ERISA maintain, contribute to or otherwise have any obligation with respect to any "employee benefit plan" within the meaning of section 3(3) of ERISA.

               (w) Consents. Except as set forth on Section 3.1(w) of the Disclosure Schedule, no consent, license, approval, order, permit or authorization of any Governmental Agency is required to be obtained or made, and no consent of any mortgagee under any of the Mortgage Liens is required to be obtained and no consent of any other third party, including the landlord under the Ground Lease, is required to be obtained by the Seller or any of the Property Partnerships in connection with the execution, delivery and performance of this Agreement and any of the transactions contemplated hereby.

               (x) Mortgage Liens. Section 2.2 to the Disclosure Schedule includes true and correct copies of the promissory notes, mortgages and deeds of trust (including any and all amendments and modifications thereto) constituting the Mortgage Liens. The outstanding principal balances of the indebtedness as of December 31, 1996 (after deducting the January 1, 1997 scheduled payments which have been paid by Seller) and the maturity dates are as shown on Section 2.2 and to the Company's Knowledge, no default exists under any of the notes, mortgages or deeds of trust which remains uncured.

               (y) Personal Property. Each Property Partnership has good title to the machinery, apparatus, equipment or other fixtures, furniture, furnishings, fittings, appliances and other articles of personal property located at such Property and used in connection with such Property except for (i) software owned by the management companies managing the Properties (ii) property owned by tenants; and (iii) the items set forth on Section 3.1(q) of the Disclosure Schedule.

               (z) Taxes and Assessments. Neither the Company nor any Property Partnership has received any notice of, nor to the Company's Knowledge are there any, material non-recurring or special taxes or assessments or any planned public improvements that may result in a material non-recurring or special tax or assessment with respect to any Property Partnership or any Property other than as set forth in the Permitted Exceptions.

               (aa) Mechanic's Liens. To the Company's Knowledge, there are no disputes pending between any Property Partnership and any mechanic or materialman with respect to work or materials furnished to any Property on behalf of any Property Partnership which could or is likely to result in a mechanic's or materialman's lien being filed against any Property and Seller is not aware of any work which has been performed or materials which have been supplied which are likely to give rise to such a dispute.

               (bb) Streets and Roads. To the Company's Knowledge, no change in the route, grade or width of, or otherwise affecting any street or road adjacent to or serving any Property that would have a Material Adverse Effect has been proposed or is contemplated.

               (cc) Operation of Properties. Since November 15, 1996, Seller has caused each Property to be managed in the ordinary course of business and consistent with past practices.

     Section 3.2 Warranties and Representations of GSSW-REO. GSSW-REO represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date that:

          (a) Organization of GSSW-REO. GSSW-REO is a corporation duly organized and validly existing under the laws of the state of Texas and has the requisite corporate power and authority to carry out its business as presently conducted. The principal place of business of GSSW-REO is in Dallas, Texas.

          (b) Authority. The execution and delivery of this Agreement by GSSW-REO and the performance by GSSW-REO of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the GSSW-REO. This Agreement constitutes a legal, valid, and binding obligation of GSSW-REO and is enforceable against the GSSW-REO in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

          (c) No Conflicts or Violations. The execution and delivery of this Agreement by GSSW-REO does not, and the performance by GSSW-REO of the GSSW-REO's obligations under this Agreement will not:

               (i) violate any term or provision of any Law or any writ, judgment, decree, or injunction applicable to GSSW-REO, except such violations that do not have a Material Adverse Effect;

               (ii) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of GSSW-REO, except such conflicts, violations, or breaches that do not have a Material Adverse Effect; or

               (iii) conflict with or result in a violation or breach of any Contract to which the GSSW-REO is a party, except such conflicts, violations, or breaches that do not have a Material Adverse Effect.

                                   ARTICLE IV

                               SELLER'S COVENANTS

     Section 4.1 Assignment of Claims. On or before the Closing Date the Property Partnerships shall transfer to the Company, or its designee, to the extent such claims shall be transferable, pursuant to the assignment attached hereto as Exhibit "F" all insurance claims filed or pending by the Property Partnerships as of the Closing Date and there shall be no reduction in the Purchase Price due to such transfers. If the claims set forth on Exhibit"F" are not transferable, Purchaser or any Purchaser-Related Person agrees to transfer any and all recoveries in relation to such claims to Seller promptly upon receipt of any and all such recoveries less any actual expenses incurred in collecting such recoveries.

     Section 4.2 Books and Records. On the Closing Date, the Seller will deliver to Purchaser or will make available to Purchaser all books and records of each of the Property Partnerships that are in the possession of Seller, including, without limitation, all plans and specifications relating to any Property (in Seller's possession), all of the Leases, Contracts, documents or instruments creating or evidencing the indebtedness secured by the Mortgage Liens or otherwise related to the Mortgage Liens, the Title Information, all other insurance policies and certificates related to the Properties and any and all bank account records related to any security deposits required by state law to be separately maintained as described in Section 2.5 and any other bank account which will continue to be owned by any Property Partnership after the Closing Date. If at any time after the Closing Date the Company or GSSW-REO discovers in its possession or under its control any other books and records of any Property Partnership, the Company or GSSW-REO, as applicable, will deliver such books and records to Purchaser.


                                    ARTICLE V

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     Section 5.1 Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

          (a) Organization. Purchaser is a limited partnership duly organized, validly existing, and in good standing under the Laws of Delaware and has the requisite partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.

          (b) Authority. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement have been duly and validly authorized by all requisite partnership action on the part of Purchaser. This Agreement constitutes a legal, valid, and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except to the extent that
     (i)
     enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors, rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

          (c) No Conflicts or Violations. The execution and delivery of this Agreement by Purchaser do not, and the performance by Purchaser of Purchaser's obligations under this Agreement will not:

               (i) violate any term or provision of any applicable Law or any writ, judgment, decree, or injunction applicable to Purchaser, except such violations that do not have a Material Adverse Effect;

               (ii) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of Purchaser, except such conflicts, violations, or breaches that do not have a Material Adverse Effect; or

               (iii) conflict with or result in a violation or breach of any Contract to which Purchaser is a party, except such conflicts, violations, or breaches that do not have a Material Adverse Effect.

          (d) Litigation. There is no action, suit, or proceeding pending, or (to the knowledge of Purchaser) threatened, against Purchaser, at Law or in equity, in, before, or by any person or entity that, if adversely determined, would have a Material Adverse Effect.

          (e) Purchase for Investment. The Partnership Interests will be acquired by Purchaser for its own account for the purpose of investment and not for the purpose or with the intent of a distribution or other sale and disposition thereof. Purchaser will refrain from transferring or otherwise disposing of any of the Partnership Interests, or any interest therein, in such manner as to violate any provisions of the Securities Act of 1933, as amended, or of any securities Laws of any state or other jurisdiction regulating the disposition thereof.

          (f) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Company and its Affiliates, without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against the Company or its Affiliates for a finder's fee, brokerage commission, or similar payment.

          Section 5.2 Properties. WITH RESPECT TO THE INTEREST IN EACH PROPERTY BEING ACQUIRED BY PURCHASER BY VIRTUE OF THE ASSIGNMENT OF THE PARTNERSHIP INTERESTS PROVIDED HEREIN, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE INTEREST IN EACH PROPERTY EXCEPT AS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY IS ACQUIRED ON AN AS IS, WHERE IS AND WITH ALL FAULTS BASIS, WITHOUT REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE. PURCHASER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN, OR WHICH MAY HAVE BEEN DEEMED TO HAVE BEEN MADE OR GIVEN, BY THE SELLER OR SELLER-RELATED PERSONS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, PURCHASER HEREBY TAKES SUBJECT TO ALL RISK AND LIABILITY (AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED NEITHER THE SELLER OR SELLER-RELATED PERSONS SHALL BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF ANY PROPERTY.

          WITHOUT LIMITING THE ABOVE GENERAL PROVISIONS, IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, NEITHER THE SELLER NOR SELLER-RELATED PERSONS IS MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, AS TO (1) MATTERS OF TITLE, (2) ZONING, (3) TAX CONSEQUENCES, (4) PHYSICAL OR ENVIRONMENTAL CONDITIONS, (5) AVAILABILITY OF ACCESS, INGRESS OR EGRESS, (6) OPERATING HISTORY OR PROJECTIONS, (7) VALUATION, (8) GOVERNMENTAL APPROVALS, (9) GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING ANY PROPERTY, INCLUDING, WITHOUT LIMITATION:
     (A) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF ANY PROPERTY, (B) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO ANY PROPERTY, AND (C) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF ANY PROPERTY. PURCHASER FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED, NEITHER THE SELLER NOR SELLER-RELATED PERSONS IS REPRESENTING OR WARRANTING THAT ANYTHING CAN OR WILL BE ACCOMPLISHED THROUGH PURCHASER'S OR THE SELLER NOR SELLER-RELATED PERSONS EFFORTS WITH REGARD TO THE PLANNING, PLATTING OR ZONING PROCESS OF ANY CITY, COUNTY, OR ANY OTHER GOVERNMENTAL OR MUNICIPAL AUTHORITIES, BOARDS OR ENTITIES IN RELATION TO ANY PROPERTY. PURCHASER FURTHER ACKNOWLEDGES THAT NEITHER THE SELLER NOR SELLER-RELATED PERSONS HAS WARRANTED, AND DOES NOT HEREBY WARRANT,

     THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, ANY PROPERTY NOW OR IN THE FUTURE WILL MEET OR COMPLY WITH THE REQUIREMENTS OF ANY SAFETY CODE, ENVIRONMENTAL LAW OR REGULATION OF THE STATE, CITY, COUNTY, OR ANY AUTHORITY, BOARD, AGENCY OR OTHER ENTITY HAVING AUTHORITY OR JURISDICTION OVER ANY OF THE PROPERTIES.


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser):

     Section  6.1  Representations  and  Warranties.   The  representations  and
warranties made by the Company and GSSW-REO in this Agreement and the disclosures of the Company and GSSW-REO in the Disclosure Schedule and all other schedules and exhibits attached hereto shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations, warranties and disclosures were made on and as of the Closing Date.

     Section 6.2 Performance. Seller shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Seller at or before the Closing Date.

     Section 6.3 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or Governmental Authority, or otherwise, restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

     Section 6.4 No Proceeding or Litigation. There shall not be instituted, pending, or (to the best knowledge of Purchaser or Seller) threatened, any action, suit, investigation, or other proceeding in, before, or by any court or Governmental Authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

     Section 6.5 Seller's Closing Deliveries. Seller shall have delivered to Purchaser on or before the Closing the following:

          (i) the Assignment of Partnership Interests;

          (ii) FIRPTA Certificates; and

          (iii) such other documents and instruments as may be reasonably required in order to consummate the transactions contemplated hereunder.

     Section 6.6 Termination of Management Agreements. All Management Agreements listed on Schedule 3.1(q) of the Disclosure Schedule shall have been terminated by Seller as of the Closing Date. Seller and Purchaser shall each pay one-half of the amount of any sums which are payable under such Management Agreements by reason of such termination as of the Closing Date, but in no event shall Purchaser be responsible for more than $60,000 of such obligations. The provisions of this Section 6.5 shall surviving Closing.

     Section 6.7 Insurance. The Seller will cause each Property Partnership to cancel existing insurance coverages (including casualty and liability coverage) with respect to each Property as of midnight on the Closing Date at no cost or expense to Purchaser.



                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller):

     Section 7.1 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     Section 7.2 Performance. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Purchaser at or before the Closing Date.

     Section 7.3 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or Governmental Authority, or otherwise, restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

     Section 7.4 No Proceeding or Litigation. There shall not be instituted, pending, or (to the knowledge of Purchaser or Seller) threatened, any action, suit, investigation, or other proceeding in, before, or by any court or Governmental Authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

     Section 7.5 Purchaser's Closing Deliveries. Purchaser shall have delivered to Seller on or before Closing the following:

          (i) the Purchase Price in funds immediately available in Dallas, Texas; and

          (ii) such other documents and instruments as may be reasonably required in order to consummate the transactions contemplated hereunder.


                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

     The  provisions  in Section  2.4,  Section 2.5,  Section 2.7,  Section 4.1,
Section 5.2, Section 6.6, Section 6.7, ARTICLE IX, ARTICLE X and Section 11.5 of this Agreement shall survive the Closing hereunder. The representations, warranties and covenants respectively made by Seller and Purchaser in this Agreement, in the Disclosure Schedule, and in any certificate delivered to Purchaser or Seller hereunder will not survive the Closing hereunder except in accordance with the provisions of ARTICLE IX. Seller has requested tenant estoppel certificates from tenants of Commercial Properties and the representations and warranties of Seller relating to Commercial Property Leases set forth in the last two sentences of Section 3.1(u) shall be automatically extinguished and of no effect as to any Commercial Lease for which Purchaser is provided an executed tenant estoppel certificate following Closing which conforms in all material respects to Seller's representations and warranties contained in the last two sentences of Section 3.1(u).


                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.1 Indemnification.

          (a) Subject to the provisions of Section 9.4 hereof, SWLIC agrees to indemnify each Purchaser-Related Person and each Property Partnership in respect of, and hold each of them harmless against any and all Damages resulting from or relating to (i) all liabilities and the performance of all obligations of the Property Partnerships arising or accruing prior to the Closing Date (including any litigation arising prior to the Closing whether Seller had any knowledge of such litigation); and (ii) any misrepresentation or breach of warranty on the part of the Company or GSSW-REO made as a part of or contained in Sections 3.1 or 3.2 in this Agreement, provided, however, no indemnification shall be available under this Section 9.1(a) with respect to any breaches of any representations or warranties of the Company, if such breaches and the materiality thereof were within Purchaser's Knowledge prior to Closing.

          (b) Subject to the provisions of Section 9.4 hereof, Purchaser agrees to indemnify each Seller-Related Persons in respect of, and hold each of them harmless against, any and all Damages resulting from or relating to
     (i) any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser made as a part of or contained in this Agreement or any certificate delivered by or for Purchaser, and (ii) all liabilities and the performance of all obligations of the Property Partnerships arising or accruing from and after the Closing Date.

     Section 9.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 9.1 hereof will be asserted and resolved as follows:

          (a) In the event any claim or demand for which an Indemnifying Party may be liable for Damages to an Indemnified Party under Section 9.1 hereof is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company, GSSW-REO, any Property Partnership, any Purchaser-Related Persons or any Seller-Related Persons ("Third Party Claim"), the Indemnified Party will deliver a Claim Notice with reasonable promptness to the Indemnifying Party; provided, however, that except as set forth in Section 9.2(d) hereof, no Claim Notice will be required with respect to any action, suit, investigation, or proceeding that is in existence on the Closing Date. If the Indemnified Party fails to provide the Indemnifying Party with the Claim Notice required by the preceding sentence at least 14 calendar days before the date on which the
     Indemnifying Party's ability to defend against the Third Party Claim is irrevocably prejudiced by the Indemnified Party's failure to provide such Claim Notice, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such portion of the Third Party Claim as to which the Indemnifying Party's ability to defend has been irrevocably prejudiced by such failure of the Indemnified Party; however, the foregoing limitation shall not be applicable as to Third Party Claims of which the Indemnified Party did not have notice prior to such 14th day. The Indemnifying Party will notify the Indemnified Party with reasonable promptness after the Indemnifying Party's receipt of a Claim Notice, but in all events within 7 calendar days after receipt thereof ("Notice Period"), of whether the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim and whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim. If the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim, the Indemnifying Party and Indemnified Party will negotiate in good faith for a period of thirty days failing resolution of which the matter shall be submitted for arbitration in accordance with the provisions of Section 9.6 below. A failure of the Indemnifying Party to respond to a Claim Notice within the period required shall be deemed to constitute a dispute of the claim described in such Claim Notice by the Indemnifying Party.

          (b) If the Indemnifying Party notifies the Indemnified Party within the Notice Period or at any time thereafter that the Indemnifying Party (without any reservation of rights) does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     ARTICLE IX (the "Non-Dispute Notice"), or in the event any matter submitted for arbitration pursuant to Section 9.6 results in a determination that the Third Party Claim is subject to indemnification pursuant to the terms hereof (the "Arbitration Determination"), then the Indemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be withheld or delayed unreasonably). Any legal counsel engaged by the Indemnifying Party to defend a Third Party Claim shall be approved by the Indemnified Party, such approval not to be unreasonably withheld or delayed. From the date of the Non-Dispute Notice or Arbitration Determination, as applicable, the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at any time prior to its receipt of the Non-Dispute Notice or the Arbitration Determination, as applicable, file any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.2(c) hereof, if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party during the Notice Period or thereafter if the Indemnifying Party has given notice to the Indemnified Party of its desire to defend the Third Party Claim, or prior to the Arbitration Determination, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim irrevocably prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party (except that the Indemnifying Party shall not be responsible for any attorneys fees of the Indemnified Party unless the retention of such attorneys is required by the Indemnifying Party), to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.2(b), but all such settlements shall be subject to the Indemnified Party's approval, and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation.

          (c) If the Indemnifying Party fails to provide the Non-Dispute Notice to the Indemnified Party (without any reservation of rights) with respect to the Third Party

     Claim pursuant to this ARTICLE IX, or if the Indemnifying Party fails to diligently and promptly prosecute or settle the Third Party Claim either following the Arbitration Determination or after the Indemnifying Party gives the Non-Dispute Notice, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings and defense, if commenced, will be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified party (with the consent of the Indemnifying Party, which consent will not be withheld or delayed unreasonably). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this Section 9.2(c), if the Indemnifying Party has timely notified the Indemnified Party that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party, pursuant to the arbitration process provided in Section
     9.6 below or otherwise, if applicable, by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.2(c) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.2(c), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

          (d) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party will notify the Indemnifying Party with reasonable promptness of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim (the "Indemnity Notice"). If the Indemnifying Party disputes such claim (which dispute shall be communicated to the Indemnified Party in writing within 15 days of receipt of an Indemnity Notice), the Indemnifying Party and the Indemnified Party agree to proceed in good faith to attempt to negotiate a resolution of such dispute for a period of thirty days, and if not resolved through negotiations, either party may submit the matter to arbitration to determine whether the Indemnifying Party has such liability in accordance with the provisions of Section 9.6 below.

     Section 9.3 After-Tax Damages; Refunds. With respect to the indemnification agreements set forth in this ARTICLE IX, Seller and Purchaser agree that:

          (a) the amount of all Damages shall be (i) increased to take account of any income Tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnification payments made hereunder and (ii) all Damages will be adjusted downward by the income Tax benefit obtained by the Indemnified Party arising from the incurrence or payment of any such Damages. Such Tax cost or Tax benefit shall be computed for any year using the Indemnified Party's actual income Tax liability with and without (x) the incurrence or payment of any Damages for which indemnification is provided under this Agreement or (y) the payment of any indemnification payments made pursuant to this Agreement in such year;

          (b) the amount of any tax cost or tax benefit will be promptly paid to Seller or Purchaser or offset against indemnification payments, as adjusted by (a) above, if appropriate, then owed to the other party to this Agreement; and

          (c) all Damages indemnifiable under Section 9.1 will be payable by any party as set forth in the terms of the applicable judgment or settlement, but in no event later than 30 days after the rendition of a final non-appealable judgment is obtained or a final settlement has been agreed to, in writing in relation to the Damages.

     Section 9.4 Claims Limitation. Notwithstanding the foregoing provisions of this ARTICLE IX, SWLIC shall not have any liability for any Damages under
Section 9.1(a) hereof, until and unless the cumulative total of such Damages exceeds (a) individually as to any Property $100,000 or (b) in the aggregate as to all Properties $600,000, it being understood that after such Damages exceed
(a) individually as to any Property $100,000 or (b) in the aggregate as to all Properties $600,000, SWLIC shall be liable to any Purchaser-Related Person for all of such Damages (e.g., if the aggregate Damages are $600,001, Seller shall be liable for $600,001) provided, however, that the limitations of this
Section 9.4 shall not apply to any Damages resulting from Seller's intentional, willful or reckless breaches of warranty in this Agreement or for Accrued Expenses. Notwithstanding any other provision in this Agreement to the contrary:
(x) any claim against SWLIC for any misrepresentation or breach of warranty by Seller pursuant to Section 3.1(l), 3.1(o) and any other Title Issues (as hereinafter defined) must be asserted during the Adjustment Period (as hereinafter defined) pursuant to Section 9.5 after which date all of such claims shall be barred; (y) any claim against SWLIC for any misrepresentation or breach of warranty by Seller pursuant to Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(m), 3.2(a) 3.2(b) and 3.2(c) may be
asserted at any time; and (z) any other claim by Purchaser against SWLIC pursuant to Section 9.1(a) must be asserted prior to December 31, 1997, after which date all such claims shall be barred. Any claim against Purchaser pursuant to Section 9.2(b) may be asserted at any time. If more than one Purchaser-Related Person or more than one Seller-Related Person shall assert a claim which is based on the same claimed breach, misrepresentation or Title Issues, the Damages payable in relation to such claim shall be limited to the maximum amount which would have been payable if only one Purchaser-Related Person or one Seller-Related Person, as applicable, had brought such claim and fees and expenses of only one legal counsel employed by Purchaser or SWLIC, as applicable, to defend such claim as against all of such parties (with any parties desiring or seeking separate representation, to in all such events pay their own attorneys' fees and expenses). If Purchaser or SWLIC, as applicable, shall fail within the time periods specified herein to pursue such claim or shall choose not to defend such claim with counsel of its choice the attorneys fees, costs and expenses which Purchaser or SWLIC, as applicable, may otherwise be responsible pursuant to the provisions of this Article IX shall be limited to only one of such parties attorneys' fees and expenses.

     Section 9.5 Title Claim Procedure. Purchaser shall have a period of forty-five (45) days following the Closing Date (the "Adjustment Period") to advise Seller and SWLIC in writing (the "Purchaser's Notice") of: (a) any imperfections of title or other encumbrances which do not otherwise constitute Permitted Exceptions; (b) the absence of vehicular or pedestrian access to and from a Property pursuant to frontage on a dedicated street or road or by enforceable easement; (c) an existing use of a Property not authorized or permitted under applicable zoning Law; or (d) a violation of Law relating to the continued ownership, operation, use or occupancy of a Property ((a) through (d) above being herein collectively referred to as "Title Issues"). The Purchaser's Notice shall include a statement of the Damages claimed by Purchaser as to any Title Issues. SWLIC shall have no responsibility for any claimed Damages in respect of Title Issues under this Section 9.5 not in excess of $50,000.00 in the aggregate for all Properties and if such Damages exceed in the aggregate $50,000.00 as to all Properties, Seller shall be liable to Purchaser only for Damages in excess of such $50,000.00 in the aggregate as to all Properties. If a Purchaser's Notice claims Damages in excess of $50,000.00, but not exceeding $250,000.00, for a single Property, SWLIC shall have a period of seven (7) days following receipt of a Purchaser's Notice to notify Purchaser in writing of its election to either: (a) dispute the Purchaser's claim of Damages in respect of Title Issues under this Section 9.5 and/or the amount of Damages as shown on the Purchaser's Notice, (b) pay the Damages as shown in the Purchaser's Notice directly to Purchaser in cash, (c) cause a title insurer to provide title insurance coverage insuring over or around or providing express insurance against all loss due to such Title Issues, or (d) cure the Title Issues. In the event SWLIC elects either items (b) or (c) immediately preceding, such cash payment to Purchaser or title insurance coverage, as applicable, shall be provided by SWLIC within a period of thirty (30) days following the date of SWLIC's written responses to the Purchaser's Notice. In the event SWLIC elects item (d) preceding, such cure shall be completed within a period of forty-five
(45) days following the date of SWLIC's response to the Purchaser's Notice; provided that so long as SWLIC is diligently pursuing cure, such period shall be automatically extended for an additional period of up to thirty (30) days in order for SWLIC to complete the cure of the Title Issues. If SWLIC disputes the Purchaser's claim pursuant to this Section 9.5(a), SWLIC and Purchaser shall negotiate in good faith for a period of thirty days and if such claim is not resolved within such thirty day period the matter shall be submitted for arbitration pursuant to Section 9.6. In the event the Purchaser's Notice asserts Damages in excess of $250,000.00 with respect to any single Property, the Purchaser's Notice may provide for SWLIC to repurchase the partnership interests of the Property Partnership which is the owner of the Property for which the Damages are asserted. Subject to SWLIC's right to dispute the claim and/or amount of Damages in such Purchaser's Notice and any submission of the matter to arbitration pursuant to Section 9.6, SWLIC shall be required to repurchase such partnership interests for a price equal to the Allocated Price of the applicable Property as reflected on Exhibit "B" hereto less the then outstanding principal balance of any Mortgage Liens covering such Property, if any. Purchaser may, in its sole discretion, elect to accept a cure of any Title Issues in lieu of requiring SWLIC to repurchase such partnership interests. Any such repurchase shall be consummated within a period of thirty (30) days following the later to occur of SWLIC's receipt of the Purchaser's Notice or the date of an Arbitration Determination. Purchaser shall execute and deliver an Assignment of Partnership Interests in the same form as attached hereto as Exhibit "A" in respect to the Property Partnership to be so repurchased and Seller shall contemporaneously therewith deliver to Purchaser the cash sum equal to the Allocated Price for such Property less the then outstanding principal balance of any Mortgage Liens covering such Property, if any. Simultaneously with the execution and delivery of an Assignment of Partnership Interests, (i) all income and expenses in relation to the Property owned by the Property Partnership so repurchased shall be prorated in accordance with the provisions of Section 2.4 of this Agreement and (ii) the Seller shall take the Property subject to the Mortgage Liens, if any, covering such Property. If the Property required by Purchaser to be repurchased is the Property commonly known as Broadmoor Apartments, it shall be a condition to SWLIC's obligation to repurchase that the Property commonly known as Ashland Towne Square Apartments also be repurchased, each at the Allocated Price as specified in Exhibit "B" hereto less the outstanding principal balance of any Mortgage Liens covering such Properties, if any. Any Purchaser Notice must be delivered to Seller and SWLIC prior to the expiration of the Adjustment Period. Following the expiration of the Adjustment Period, Purchaser shall have no right to make any claim related to any Title Issues except to the extent Seller failed to perform as required with respect to a Purchaser's Notice which was timely delivered. The remedies of this Section 9.5 shall control over the indemnification procedures of Section 9.1(a) above with respect to Title Issues. A failure of SWLIC to dispute the Purchaser's Notice in the required time period shall be deemed to constitute a dispute of such Purchaser's Notice. If SWLIC disputes the Purchaser's Notice as provided in (a) above or is deemed to have disputed the Purchaser's Notice, Purchaser may elect to obtain express title insurance or proceed to cure any such claimed Title Issues pending completion of the arbitration process provided in Section 9.6. If any such disputed Purchaser's Notice is resolved against SWLIC pursuant to arbitration in accordance with
Section 9.6, SWLIC shall be responsible only for the amount of Damages as determined pursuant to the arbitration process, notwithstanding any amounts which may have been paid or incurred by any Purchaser-Related Persons during the pendency of the arbitration proceeding in relation to such claimed Title Issues.

     Section 9.6 Arbitration Process. If a Claim Notice, Indemnity Notice or Purchaser's Notice is given in accordance with the provisions of this Agreement and the party receiving the notice disputes the coverage of the claim under the provisions of Article IX ("Coverage of the Claim") or the amount of the claim (the "Amount of the Claim"), then at any time on or before the date occurring thirty (30) days after such claim is disputed, either party may initiate the arbitration of the Coverage of the Claim or Amount of the Claim by giving notice to that effect which notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within fifteen (15) days after the notified party receives such notice from the notifying party, the notified party shall give notice to the notifying party specifying the name and address of the person designated to act as an arbitrator on its behalf. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within ten (10) days after the second arbitrator is appointed, the two arbitrators do not agree upon the Coverage of the Claim or the Amount of the Claim, they shall together appoint a third arbitrator. If, within fifteen (15) days after the appointment of the second arbitrator, the two arbitrators are unable to agree upon the third arbitrator or they otherwise fail to make such appointment, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties do not so agree, then either party upon notice to the other made within thirty (30) days after the appointment of the second arbitrator, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply within five (5) days after such fifteen (15) day period, upon notice to the other, to the Senior Judge of the Federal District Court of the Northern District of Texas (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

          (a) Each party shall pay the fees and expenses of the original arbitrator appointed by or for such party, and all other expenses of the arbitration (not including the attorneys' fees and similar expenses of the parties which shall be borne separately by each of the parties) shall be borne by the parties equally.

          (b) If a third arbitrator is chosen as provided above, and the Amount of the Claim is in issue, then such third arbitrator shall select either the Amount of the Claim determined by the arbitrator appointed by or for SWLIC or the Amount of the Claim determined by the arbitrator selected by Purchaser, whichever is closer to the Amount of the Claim determined by the third arbitrator; the third arbitrator may not select any other amount, and may not "split the difference" between the determinations of the arbitrators selected or appointed by or for the parties. The third arbitrator shall so determine the amount of the claim and render a written certified report of his determination to both SWLIC and Purchaser within ten (10) days after appointment of the third arbitrator.

          (c) If a third arbitrator is chosen as provided above, and the Coverage of the Claim is in issue, a majority of the three arbitrators shall determine the Coverage of the Claim and such majority shall render a written certified report of their determination to both SWLIC and Purchaser within ten (10) days after the appointment of the third arbitrator.

          (d) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the multifamily real estate business in the location of the Property as to which a claim has been made (or ten (10) year retail experience with respect to the Property commonly described as Northgate). In addition, each of the arbitrators shall be an independent party not affiliated in any way with SWLIC, Seller-Related Persons or Purchaser-Related Persons.

          (e) The decision or judgment issued by the arbitrator shall be in writing and final and conclusive upon the parties. Judgment may be had on the decision and award of the arbitrator and may be entered in any court having jurisdiction thereof.


                                    ARTICLE X

                            POST-CLOSING TAX MATTERS

     Section 10.1 Seller Tax Returns. Seller will prepare and file, or cause to be prepared and filed the Seller Tax Returns. Seller will timely pay or discharge, or cause to be paid or discharged, any and all Taxes for which the Company, GSSW-REO or the Property Partnership may be held liable as a result of Seller Tax Returns, unless such Taxes are being contested in good faith. Seller shall provide a copy of Seller Tax Returns to Purchaser prior to filing and Seller agrees to reasonably cooperate with any suggestions or requests of Purchaser in connection with Seller's Tax Returns. Seller reserves the right to make any filings reasonably deemed by Seller to be necessary under applicable Law.

     Section 10.2 Cooperation. Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including, without limitation, access to books and records) and reasonable assistance relating to the Company, GSSW-REO, and each Property Partnership as is reasonably necessary for the preparation and filing of any Tax Return which may be required to be filed by either Purchaser or Seller or for the preparation for any audit, for the prosecution of any proceeding in respect of any proposed adjustment and for any amendment to the Sellers Tax Returns for periods prior to the Closing Date, which amendments Seller is specifically authorized to file with the applicable taxing authority. Purchaser and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving the Company, BGFRTS, L.C. (the general partner of the Company) GSSW-REO, or any Property Partnership or any entity with which they are consolidated or combined for any Tax purposes and each shall execute and deliver such documents as are necessary to carry out the intent of this ARTICLE X.

     Section 10.3 Tax Matters. Seller and Purchaser agree that Purchaser can allocate the Purchase Price among the Properties for tax purposes based on Purchaser's good faith determination of fair market value. Seller agrees to cooperate with Purchaser to the extent necessary or desirable for Purchaser to make any Section 754 Tax election that Purchaser may so elect.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1 Notices. Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express or (d) sent by registered or certified mail, postage prepaid, as follows:

     i) If to Purchaser:

                           Steve Galiotos
                           Blackstone Real Estate Advisors II L.P.
                           345 Park Avenue, 31st Floor
                           New York, New York  10154
                           Facsimile number:  (212) 754-8730

                           with a copy to:

                           John Lines
                           Jeffrey L. Goldberg
                           Insignia Financial Group, Inc.
                           One Insignia Financial Plaza
                           Greenville, South Carolina  29601
                           Facsimile number:  (804) 239-1096

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Glenn D. Kesselhaut, Esq.
                           Facsimile number:  (212) 455-2502

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           399 Park Avenue
                           New York, New York  10022
                           Attention:  Robert Koen, Esq.
                           Facsimile number:  (212) 872-1002

                  ii)      If to Seller:

                           Daniel B. Gail
                           Executive Vice President
                           Southwestern Life Insurance Company
                           500 North Akard
                           12th Floor
                           Dallas, Texas 75201
                           Facsimile number: 214-954-7345

                           with a copy to:

                           Arthur Evans
                           Knightsbridge Investment Management
                           745 5th Avenue
                           Suite 500
                           New York, New York 10151
                           Facsimile number:  212-758-5442

                           and

                           Winstead Sechrest & Minick P.C.
                           5400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas  75270
                           Attention:  Edward A. Peterson, Esq.
                           Facsimile number:  214-745-5390

     All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 11.1 will (A) if delivered personally or by overnight express, be deemed given upon delivery; (B) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     Section 11.2 Entire Agreement. Except for documents executed by Seller and Purchaser pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     Section 11.3 Expenses. Except as otherwise expressly provided in this Agreement, each of Seller and Purchaser will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     Section 11.4 Public Announcement. At all times at or before the Closing, Seller and Purchaser will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, release to be made solely on behalf of a party. If Seller and Purchaser are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is required by Law or appropriate to discharge such party's, disclosure obligations, then such party may make or issue the legally required or appropriate report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 11.4 may be disclosed or otherwise provided by Seller or Purchaser to any person or entity, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

     Section 11.5 Further Assurance. Seller and Purchaser agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations, and affairs of the Property Partnerships. Without limiting the generality of the foregoing,
(a) Seller will provide, and will cause its respective Affiliates to provide, representatives of Purchaser reasonable access to all books and records of Seller and its Affiliates reasonably requested by Purchaser in the preparation of any post-Closing financial statements, reports, Tax Returns, or Tax filings of the Property Partnerships; (b) Purchaser will provide, representatives of Seller reasonable access to all pre-Closing books and records of the Property Partnerships reasonably requested by Seller in the preparation of any post-Closing financial statements, reports, Tax Returns, or Tax filings of Seller; and (c) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof.

     Section 11.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

     Section 11.7 Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of Seller and Purchaser.

     Section 11.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     Section 11.9 No Third Party Beneficiary. Except as otherwise set forth herein, the terms and provisions of this Agreement are intended solely for the benefit of Seller, Purchaser, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     Section 11.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas (without regard to the principles of conflicts of Law) applicable to a Contract executed and performable in such state.

     Section 11.11 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

     Section 11.12 Limited Assignment. Neither this Agreement nor any right or obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein. Notwithstanding the foregoing (i) Purchaser shall have the right to assign this Agreement at or prior to the Closing Date to an Affiliate of Purchaser; provided, however, that the Purchaser shall remain liable for all obligations of the Purchaser under this Agreement, and (ii) Purchaser (or its permitted assignee) may grant a collateral assignment of its interests in this Agreement to any lender of Purchaser (or its permitted assignee).

     Section 11.13 Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Seller and the Purchaser will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may then be legal, valid and enforceable under applicable Law.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered this 31st day of December 1996, by the duly authorized representatives of Seller and Purchaser.

SELLER:

GSSW-REO OWNERSHIP CORPORATION



By:   /s/ Stavros Galiotos
------------------------------------------------------------------------
Name:  Stavros Galiotos
Title:


GSSW LIMITED PARTNERSHIP,
a Texas limited partnership

By:    BGFRTS, L.C.,
       a Texas limited liability company,
       its general partner


       By:  /s/ Stavros Galiotos
       -------------------------
           Name: Stavros Galiotos
           Title:

PURCHASER:

SOUTHWEST ASSOCIATES L.P.,
a Delaware limited partnership

By:    BRE/SOUTHWEST PARTNERS I L.P.,
       a Delaware limited partnership,
       general partner

       By: BRE/SOUTHWEST PARTNERS I, L.L.C.,
                a Delaware limited liability company,
                sole general partner


                By: /s/ Stavros Galiotos
                ------------------------
                    Name: Stavros Galiotos
                    Title:


   By: NPI-AP MANAGEMENT, L.P.,
           a Delaware limited partnership,
           general partner

           By:  NPI Property Management Corporation,
                    sole general partner


                    By:  /s/ Jeffrey L. Goldberg
                    ----------------------------
                    Name:  Jeffrey L. Goldberg
                    Title:

     SWLIC has executed this Agreement in the space provided below solely to evidence its indemnification obligations pursuant to ARTICLE IX.


                                    SOUTHWESTERN LIFE INSURANCE
                                    COMPANY


                                    By:   /s/ Stavros Galiotos
                                    --------------------------
                                    Name (print):
                                    Title: